UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

HOKU CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Long-Term Incentive Compensation Plan

On May 25, 2011, the Compensation Committee of the Hoku Corporation Board of Directors adopted the Long-Term Incentive Compensation Plan (the “Plan”) as a performance-based cash bonus program for the company’s executive officers and other selected key employees.  The Compensation Committee will have discretion to implement one or more performance periods under the Plan, each of a duration determined by the committee.

Within the first ninety (90) days of each performance period, the Compensation Committee will establish the specific performance milestones which must be attained in order for Plan participants to receive a bonus for that performance period.  Performance milestones established under the Plan will be based on one or more of the following criteria: (i) revenue, (ii) capital expenditure targets, (iii) achievement of specified milestones in the development, commercialization or manufacturing of one or more of the company’s products, (iv) expense targets, (v) share price (including, but not limited to, growth measures and total shareholder return), (vi) earnings per share, (vii) operating or gross margin, (viii) return measures (including, but not limited to, return on assets, capital, equity, or sales), (ix) productivity ratios, (x) measures of income and profits, (xi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), (xii) earnings before or after interest, taxes, depreciation, amortization and/or stock-based compensation expense, (xiii) economic value added, (xiv) market share (xv) working capital targets, and (xvi) environmental compliance and employee health and safety measures.  Performance milestones may be measured not only in terms of the company’s performance but also in terms of its performance relative to the performance of other entities or may be measured on the basis of the performance of any of the company’s business units or divisions or any parent or subsidiary.  For each performance milestone, the Compensation Committee may set threshold, target and above-target levels of attainment.  The Compensation Committee will then establish for each participant dollar levels for the bonus to which he or she may become entitled for that performance period based on the level at which each performance milestone is actually attained.

A participant will not become entitled to a bonus under the Plan for a particular performance period unless the participant continues in the company’s service through the completion of that performance period.  Following the close of the applicable performance period, the Compensation Committee will determine the actual bonus amount for each participant based on the actual levels at which the actual performance milestones are attained, and bonuses will be paid immediately following the end of the applicable performance period.

Should a change in control transaction be consummated after the first ninety days of a performance period but prior to the completion of that performance period, then the performance period will terminate upon the consummation of that change in control and each participant in the Plan will receive a bonus in the dollar amount previously set by the Compensation Committee at target level attainment of each performance milestone.  Should the change in control transaction occur within the first ninety days of the performance period, the Compensation Committee will have discretion to determine whether and to what extent any bonuses should be paid under the Plan for that limited performance period.

In the event any payment to which a participant becomes entitled under the Plan would otherwise constitute a parachute payment under Section 280G of the Internal Revenue Code (the “Code”), then that payment will be subject to reduction to the extent necessary to assure that such payment will be limited to the greater of (i)  the dollar amount which can be paid to the participant without triggering a parachute payment under Code Section 280G or (ii)  the dollar amount of that payment which provides the participant with the greatest after-tax amount after taking into account any excise tax the participant may incur under Code Section 4999 with respect to such payment and any other benefits or payments to which the participant may be entitled in connection with any change in control of the company or the subsequent termination of the participant’s employment.

The foregoing summary does not purport to be a complete description of the Plan and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Adoption of Fiscal Year 2012 Compensation for the Company’s Named Executive Officers

On May 25, 2011 the Compensation Committee adopted the compensation program for the company’s executive officers for the 2012 fiscal year.  The program is comprised of (i) increased base salaries, (ii) restricted stock unit awards covering shares of the company’s common stock, (iii) performance share awards covering additional shares of the company’s common stock, and (iv) a cash bonus opportunity under the Plan tied to the company’s attainment of pre-established performance objectives for the 2012 fiscal year.

Increased Base Salaries

Effective April 1, 2011, the annual rate of base salary for each of the company’s named executive officers will be as follows: Scott Paul, $350,000 and Darryl Nakamoto, $175,000.

Cash Bonus Program

The cash bonus opportunity under the Plan for the 2012 fiscal year will be based on the attainment of performance milestones based on (i) production and budget execution at the company’s subsidiary, Hoku Materials, Inc. (“Hoku Materials”), (ii) revenue and net profit of the company’s subsidiary Hoku Solar, Inc. (“Hoku Solar”) and (iii) environmental and employee health and safety.  A specified percentage of the target bonus opportunity for each named executive officer will be tied to each milestone. The following named executive officers will participate in the Plan for the 2012 fiscal year, with the following bonus potential if all three of the performance milestones are attained at target level: Scott Paul, $250,000; Darryl Nakamoto, $125,000.

Restricted Stock Unit Awards

The Compensation Committee awarded restricted stock unit awards to Scott Paul and Darryl Nakamoto, with a value of $105,000 and $55,000, respectively, that will become effective under the company’s 2005 Equity Incentive Plan (the “Equity Plan”) on June 1, 2011.  The actual number of units subject to each restricted stock unit award will be determined by dividing the foregoing stock award value by the fair market value per share of the company’s common stock on the June 1, 2011 effective date of the awards.  Each unit will represent the right to receive one share of the company’s common stock immediately following the vesting of that unit.  The restricted stock unit awards will vest in full on March 31, 2012, provided the executive officer remains employed by the company through such date.  Accelerated vesting of all the units will occur upon a change in control of the company.

Performance Share Grants

The Compensation Committee awarded performance share awards to Scott Paul and Darryl Nakamoto, with a value of $105,000 and $55,000, respectively that will become effective under the Equity Plan on June 1, 2011.  The actual number of performance shares subject to each award will be determined by dividing the foregoing stock award value by the fair market value per share of the company’s common stock on the June 1, 2011 effective date of the awards. Each performance share will represent the right to receive one share of the company’s common stock immediately following vesting.  A specified percentage of the performance shares will vest on the basis of attainment of a net profit milestone for Hoku Solar and a specified percentage of the performance shares will vest on the basis of attainment of a production output milestone for Hoku Materials, each as measured over the performance period from April 1, 2011 to November 30, 2012, provided the executive officer remains in the company’s employ through November 30, 2012.  Accelerated vesting of all the performance shares will occur upon a change in control of the company.

The foregoing descriptions of the restricted stock unit and performance share awards do not purport to be a complete description of the awards and are qualified in their entirety by reference to the form of Restricted Stock Unit Award Agreement and form of Performance Share Award Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit.

Exhibit Number	Description

10.1	Long-Term Incentive Compensation Plan
10.2	Form of Restricted Stock Unit Award Agreement
10.3	Form of Performance Share Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 1, 2011

Hoku Corporation

By:	/s/ Scott Paul
Scott Paul Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Long-Term Incentive Compensation Plan
10.2	Form of Restricted Stock Unit Award Agreement]
10.3	Form of Performance Share Award Agreement]